CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-161563 of 1st United Bancorp, Inc. on Amendment No. 3 of our report dated March 13, 2009, with respect to the consolidated financial statements of 1st United Bancorp, Inc., which is included in the Annual Report on Form 10-K of 1st United Bancorp, Inc. for the year ended December 31, 2008, and to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Ft. Lauderdale, Florida

September 14, 2009